SECURITIES AND EXCHANGE COMMISSION

     Washington, D. C. 20549



     FORM 8-K

     CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the
     Securities Exchange Act of 1934


     Date of Report:  July 21, 1994


     BELLSOUTH CORPORATION
     (Exact name of registrant as specified in its charter)



        Georgia                 1-8607                  58-1533433
     (State or other         (Commission              (IRS Employer
     jurisdiction of          File Number)             Identification
     incorporation)                                    No.)


     1155 Peachtree Street, N. E., Atlanta, Georgia 30309-3610
           (Address of principal executive offices)       (Zip Code)


     Registrant's telephone number, including area code (404) 249-2000

Item 5.  Other Events

                BellSouth Corporation reported that growth in the company's network services and wireless businesses, coupled with continued cost containment, boosted second quarter earnings per share (EPS) 37 percent, to $1.04 from a reported 76 cents a year earlier. Expenses in BellSouth's core telephone operations were essentially flat, even though access line growth set a second quarter record.

                The quarter was the first time in the company's history that second quarter earnings topped $1.00 per share, and was BellSouth's fourth quarter in a row of strong operating results. Last year, the company reported second quarter EPS of 76 cents. This included a one-time charge for debt refinancing of 11 cents. Excluding the one-time charge in 1993, second quarter EPS on an operating basis increased 20 percent in 1994.

                Net income was $516.5 million in the second quarter of 1994, compared with $377.7 million in the same quarter of 1993 ($433.1 million before the one-time debt refinancing charge). Revenues of $4.13 billion were up 5.7 percent compared with the second quarter a year earlier. Quarterly operating expenses increased just 2.5 percent overall, and were essentially flat at BellSouth Telecommunications.

                BellSouth had solid growth in volumes in the second quarter, including an increase of 133,600 access lines, best ever for the April-May-June period, and 78 percent higher than the 74,900 increase in the second quarter of 1993. This means the company grew the largest base of customer access lines in the country at an annual rate of 4.2 percent, fueled by a healthy Southeastern economy and marketing of second residential telephone lines. Total long distance access minutes were up 8.1 percent compared with the second quarter of 1993. A year ago, this key volume measure increased 6.6 percent.

                During the second quarter, BellSouth Telecommunications sold its one millionth MemoryCall(R) service voice mailbox, and sales of this value-priced telephone answering feature are at a record pace.

                BellSouth's cellular businesses continued their healthy growth around the world, exceeding the 2 million total customer milestone, based on BellSouth's ownership percentages. U.S. cellular customers increased to 1,803,800 in the year since June 30, 1993, up 513,200, or 40 percent. Domestic cellular's contribution of $68.2 million to net income was 78 percent higher than in the second quarter of 1993.

                In overseas markets, BellSouth's cellular customers increased to 264,600 in the second quarter of 1994, 128 percent more than a year ago. The second quarter of 1994 also saw BellSouth's Optus consortium in Australia continue to win a significant share of the long distance market through consumer balloting.

BELLSOUTH CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
 (Unaudited)
(In Millions, Except Per Share Amounts)

                                  For the Three Months      For the Six Months
                                      Ended June 30,          Ended June 30,
                                    1994         1993        1994        1993
Operating Revenues:
  Network and Related Services
    Local service                 $1,709.7     $1,624.6    $3,389.4    $3,243.0
    Interstate access                765.0        718.5     1,567.4     1,467.9
    Intrastate access                230.4        217.7       460.5       433.2
    Toll                             300.4        300.0       600.6       605.1
  Directory advertising
    and publishing                   396.3        394.4       741.1       724.3
  Wireless communications            494.4        379.0       948.3       731.6
  Other services                     231.7        272.7       544.9       535.5
     Total Operating Revenues      4,127.9      3,906.9     8,252.2     7,740.6

Operating Expenses:
  Cost of services and products    1,492.3      1,467.5     2,984.6     2,958.3
  Depreciation and amortization      800.7        770.9     1,599.1     1,538.5
  Selling, general
    and administrative               833.3        812.1     1,654.7     1,583.3
     Total Operating Expenses      3,126.3      3,050.5     6,238.4     6,080.1
Operating Income                   1,001.6        856.4     2,013.8     1,660.5
Interest Expense                     154.0        180.8       318.9       360.8
Other Income (Expense), net          (11.7)        16.8        47.8        25.7

Income before Income Taxes,
  Extraordinary Loss and
  Cumulative Effect of Change
  in Accounting Principle            835.9        692.4     1,742.7     1,325.4
Provision for Income Taxes           319.4        259.3       640.9       481.1

Income Before Extraordinary
  Loss and Cumulative Effect
  of Change in Accounting
  Principle                          516.5        433.1     1,101.8       844.3
Extraordinary Loss on Early
  Extinguishment of Debt,
  net of tax                          -           (55.4)       -          (55.4)
Cumulative Effect of Change
  in Accounting Principle,
  net of tax                          -             -          -          (67.4)
     Net Income                   $  516.5     $  377.7    $1,101.8    $  721.5

Weighted Average Common
  Shares Outstanding                 496.6        496.1       496.6       495.8
Dividends Declared
  Per Common Share                $    .69     $    .69    $   1.38    $   1.38
Earnings Per Share:
  Income Before Extraordinary
   Loss and Cumulative Effect of
   Change in Accounting Principle $   1.04     $    .87    $   2.22    $   1.70
  Extraordinary Loss on Early
   Extinguishment of Debt,
   net of tax                          -           (.11)        -          (.11)
  Cumulative Effect of Change
   in Accounting Principle,
   net of tax                          -           -            -          (.14)
     Net Income                   $   1.04     $    .76    $   2.22    $   1.45

BELLSOUTH CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Millions)

                                                June 30,    December 31,
                                                 1994            1993
                                              (Unaudited)

ASSETS
Current Assets:
  Cash and cash equivalents                     $   777.6      $   501.5
  Temporary cash investments                         38.7           49.0
  Accounts receivable, net of allowance for
    uncollectibles of $145.2 and $149.6           2,837.2        2,985.2
  Material and supplies                             389.1          418.7
  Other current assets                              357.1          364.6
                                                  4,399.7        4,319.0

Investments and Advances                          2,427.6        2,039.4

Property, Plant and Equipment, net               24,747.6       24,667.8

Deferred Charges and Other Assets                   569.4          512.2

Intangible Assets, net                            1,319.0        1,334.9

    Total Assets                                $33,463.3      $32,873.3

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Debt maturing within one year                 $ 1,902.5      $ 1,838.6
  Accounts payable                                1,115.7          979.0
  Other current liabilities                       2,626.2        2,943.8
                                                  5,644.4        5,761.4

Long-Term Debt                                    7,488.5        7,380.7

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes               3,479.6        3,465.3
  Unamortized investment tax credits                481.0          515.9
  Other liabilities and deferred credits          2,442.4        2,255.8
                                                  6,403.0        6,237.0

Shareholders' Equity:
  Common stock, $1 par value                        502.5          501.6
  Paid-in capital                                 8,028.9        8,009.4
  Retained earnings                               6,342.3        5,919.3
  Shares held in trust                             (336.2)        (292.6)
  Guarantee of ESOP debt                           (610.1)        (643.5)
                                                 13,927.4       13,494.2

    Total Liabilities and Shareholders' Equity  $33,463.3      $32,873.3

PRELIMINARY (UNAUDITED)


July 21, 1994

BELLSOUTH FINANCIAL HIGHLIGHTS
SELECTED DATA


                                     Three Months Ended      Three Months Ended
                                       June 30, 1994           June 30, 1993


Return to equity                            14.8%                   10.6%

Return to average total capital             10.9%                    8.9%

Weighted average common shares
 and equivalent shares
 outstanding (millions)                    496.6                    496.1

Earnings per share                      $   1.04                $     .76

Dividend per share                      $    .69                $     .69

Property Additions (millions)           $  873.5                $   907.0



                                                    At June 30,
                                            1994                    1993

Common shares outstanding (millions)       496.2                   495.8

Debt ratio                                  39.9%                   39.4%

Total Employees                           94,140                  97,823

PRELIMINARY (UNAUDITED)


July 21, 1994

BELLSOUTH FINANCIAL HIGHLIGHTS
SELECTED DATA


                                      Six Months Ended        Six Months Ended
                                       June 30, 1994           June 30, 1993


Return to equity                              15.9%                 10.2%

Return to average total capital               11.7%                  8.6%

Weighted average common shares
 and equivalent shares
 outstanding (millions)                      496.6                 495.8

Earnings per share                      $     2.22             $    1.45

Dividend per share                      $     1.38             $    1.38

Property Additions (millions)           $  1,612.9             $ 1,702.2

BELLSOUTH TELECOMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
(Unaudited)
(In Millions)

                                 For the Three Months     For the Six Months
                                     Ended June 30,          Ended June 30,
                                   1994        1993         1994        1993

Operating Revenues:
  Local service                  $1,709.7    $1,624.6     $3,389.4    $3,243.0
  Interstate access                 765.0       718.5      1,567.4     1,467.9
  Intrastate access                 230.4       217.7        460.5       433.2
  Toll                              300.4       300.0        600.6       605.1
  Other                             436.4       460.2        949.8       908.8
    Total Operating Revenues      3,441.9     3,321.0      6,967.7     6,658.0

Operating Expenses:
   Cost of services
    and products                  1,293.9     1,283.6      2,609.6     2,623.0
   Depreciation and amortization    728.5       709.1      1,457.4     1,415.6
   Selling, general
    and administrative              539.2       559.3      1,101.1     1,109.9
     Total Operating Expenses     2,561.6     2,552.0      5,168.1     5,148.5

Operating Income                    880.3       769.0      1,799.6     1,509.5
Interest Expense                    126.3       149.4        261.8       296.9
Other Income (Expense), net           5.3         6.4          9.3         3.6
Income Before Income Taxes,
  Extraordinary Loss and
  Cumulative Effect of Change
  in Accounting Principle           759.3       626.0      1,547.1     1,216.2
Provision for Income Taxes          284.5       215.7        576.2       418.0
Income Before Extraordinary
  Loss and Cumulative Effect
  of Change in Accounting
  Principle                         474.8       410.3        970.9       798.2
Extraordinary Loss on Early
  Extinguishment of Debt,
  net of tax                         -          (55.4)        -          (55.4)
Cumulative Effect of Change
  in Accounting Principle,
  net of tax                         -           -            -          (64.8)
      Net Income                 $  474.8    $  354.9     $  970.9    $  678.0

Retained Earnings:
  At beginning of period         $3,289.0    $3,905.8     $3,180.0    $3,967.0
  Add: Net Income                   474.8       354.9        970.9       678.0
  Deduct: Dividends declared        437.7       407.0        824.8       791.3
  At end of period               $3,326.1    $3,853.7     $3,326.1    $3,853.7

PRELIMINARY (UNAUDITED)

July 21, 1994

BELLSOUTH TELECOMMUNICATIONS FINANCIAL HIGHLIGHTS
SELECTED DATA


                                    Three Months Ended     Three Months Ended
                                      June 30, 1994          June 30, 1993

Property Additions (millions)           $   808.0               $   807.1

Interest Charged Construction           $     4.8               $     6.8
(millions)

Access Minutes of Use (millions):
 Interstate                              14,422.3                13,404.5

 Intrastate                               4,175.0                 3,798.8

IntraLATA toll messages (millions)          397.2                   388.9



                                                    At June 30,
                                             1994                  1993

Debt ratio                                 41.4%                  40.0%

Telephone Employees                      80,111                 83,155

Network access lines in service
 (thousands)                             19,746                 18,957

PRELIMINARY (UNAUDITED)

July 21, 1994

BELLSOUTH TELECOMMUNICATIONS FINANCIAL HIGHLIGHTS
SELECTED DATA


                                     Six Months Ended      Six Months Ended
                                      June 30, 1994          June 30, 1993

Property Additions (millions)        $ 1,477.6                $ 1,489.5

Interest Charged Construction        $     8.8                $    12.2
(millions)

Access Minutes of Use (millions):
 Interstate                           28,473.1                 26,421.4

 Intrastate                            8,180.6                  7,394.8

IntraLATA toll messages (millions)       783.8                    756.2

SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




BELLSOUTH CORPORATION



By: /s/Ronald M. Dykes
    Ronald M. Dykes
    Vice President and Comptroller
    August 1, 1994